Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts:	Martha Fleming, Steve Brolly Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
EARNS NET INCOME OF $1.8 MILLION FOR FIRST QUARTER
ATLANTA, GA (April 21, 2011) — Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ:LION), holding company for Fidelity Bank (the “Bank”), reported net income of $1.8 million for the first quarter of 2011 compared to net income of $195,000 for the first quarter of 2010. After accounting for the TARP preferred dividend, basic and diluted earnings per share for the first quarter of 2011 were $.09 and $.08, respectively, compared to a basic and diluted loss per share of $.06 in the first quarter of 2010.

	For the quarter ended
	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
	(In Thousands)
Net Income	$1,842	$2,988	$2,081	$4,869	$195

Income Tax Expense (Benefit)	766	932	913	2,647	(93)
Provision For Loan Losses	5,775	6,975	5,025	1,150	3,975
Write-down of ORE	1,600	573	698	1,615	1,367
Other cost of ORE Operations	858	483	713	743	802

Pre-Tax, Pre-Credit Related Earnings	10,841	11,951	9,430	11,024	6,246
Less Security Gains	—	—	—	(2,291)	—

Core Operating Earnings (1)	$10,841	$11,951	$9,430	$8,733	$6,246

(1)	The calculation of core operating earnings is a non-GAAP measure. We show core operating earnings which remove the effect of income taxes, provision for loan losses, cost of operation of ORE, and security gains because we believe that helps show a view of more normalized net revenues. The measure allows better comparability with prior periods, as well as with peers in the industry who also provide a similar presentation.
For the first quarter of 2011, net income increased 845% from prior year while core operating earnings for the first quarter of 2011 increased 74%.
James B. Miller, Jr. Chairman said, “We posted another solid quarter of earnings with robust revenue growth, increasing over 18% from first quarter last year. We believe the economy will continue to improve in our market areas of Atlanta and Jacksonville. We are optimistic about the remainder of the year for our community banking strategy.”

Fidelity Southern Corporation
First Quarter Earnings Release
April 21, 2011
ASSET QUALITY
Net charge-offs were $4.2 million in the first quarter of 2011 compared to $4.6 million in the first quarter of 2010. The ratio of net charge-offs to average loans outstanding was 1.19% for the three months ended March 31, 2011, compared to 1.45% for the same period in 2010. The allowance for loan losses remained stable at $29.7 million or 2.07% of total loans at March 31, 2011, compared to $29.5 million or 2.30% at March 31, 2010.
Nonperforming residential construction and development loans at March 31, 2011, included financing for 72 houses and 721 lots and land totaling $47.8 million. During the first quarter of 2011, $1.5 million of nonperforming construction loans were paid down by our customers.
During the first quarter of 2011, $3.7 million of ORE assets were sold while $3.2 million were added to ORE. ORE consists of 61 houses, representing 36.5% of the total ORE balance, 387 lots and seven commercial properties. ORE decreased $6.6 million to $18.4 million at March 31, 2011, compared to $25.0 million at March 31, 2010.
The provision for loan losses for the first quarter of 2011 was $5.8 million compared to $4.0 million for the same period in 2010 as a result of an increase in general reserves related to growth in the loan portfolio and an increase in specific reserves. These increases were somewhat offset by a $410,000 decrease in charge-offs for the quarter ended March 31, 2011, compared to the same quarter last year.
DEPOSITS
Total deposits of $1.678 billion at March 31, 2011, reflect the improvement in the deposit mix brought about by the Bank’s strategy to increase core deposits. The Bank aggressively marketed its non-certificate of deposit products throughout 2010 and the first quarter of 2011. As a result, demand, money market and savings accounts increased $166.2 million or 18.8% at March 31, 2011, compared to March 31, 2010. In addition, as part of an ongoing strategy to position the Bank for future higher interest rates, we have increased the average maturity of certificates of deposit. The reduction in the interest rate paid on deposit accounts over the last twelve months demonstrates the Company’s commitment to improved net interest margin.

	March 31,		December 31,		March 31,
	2011		2010		2010
	$	%	$	%	$	%
	(Dollars in Millions)
Core deposits(1)	$1,353.8	80.7%	$1,304.5	80.9%	$1,217.6	77.7%

Time Deposits > $100,000	271.8	16.2	246.3	15.2	239.3	15.3

Brokered deposits	52.5	3.1	62.5	3.9	108.9	7.0

Total deposits	$1,678.1	100.0%	$1,613.3	100.0%	$1,565.8	100.0%

Quarterly rate on deposits	1.11%		1.19%		1.78%

(1)	Core deposits are transactional, savings, and time deposits under $100,000.

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Fidelity Southern Corporation
First Quarter Earnings Release
April 21, 2011
REAL ESTATE
New residential construction loan advances made during the quarter totaled $3.1 million, while the payoffs of construction loans totaled $10.1 million. Residential construction and A&D loans totaled $107.9 million at March 31, 2011, which decreased 22% from $137.7 million at March 31, 2010. There were 295 houses and 1,332 lots financed at March 31, 2011, compared to 321 houses and 1,495 lots at March 31, 2010.
Total residential and commercial construction and land loans decreased to $117.6 million or 8.2% of loans at March 31, 2011, from $133.6 million or 10.4% of loans at March 31, 2010, and as a percentage of capital was 58% at March 31, 2011. The regulatory guideline is a maximum of 100%.
All real estate loans, excluding owner-occupied properties, as a percentage of capital, were 140% at March 31, 2011. The regulatory guideline is a maximum of 300%.
NET INTEREST MARGIN
Net interest margin increased 42 basis points to 3.82% in the first quarter of 2011 compared to 3.40% in the first quarter of 2010, and decreased six basis points from 3.88% for the fourth quarter of 2010. Net interest income for the first quarter of 2011 increased $2.6 million or 17.9% when compared to the same period in 2010. The increase in net interest income for the quarter is a result of a greater reduction in the cost of funds than the decrease in the yield on earning assets.
INTEREST INCOME
Total interest income for the first quarter of 2011 increased $213,000 or 0.9% compared to the same period in 2010. Average interest-earning assets for the first quarter 2011 increased $82.6 million or 4.7%, but was somewhat offset by the yield on average interest-earning assets which decreased 20 basis points. The decrease in yield was primarily the result of a decrease in the yield on loans of 50 basis points as the Bank offered competitive rates in the marketplace. In addition, investment security yields decreased 70 basis points to 3.38% due to market rate decreases. Somewhat offsetting this decrease in yield was a $76 million decrease in the average amount of our investment in interest bearing deposits.
INTEREST EXPENSE
Interest expense for the first quarter of 2011 decreased $2.4 million or 27.6% compared to the same period in 2010. The decrease in interest expense was attributable to a 68 basis point decrease in the cost of interest-bearing liabilities somewhat offset by an increase in average interest-bearing liabilities of $50.7 million or 3.3%. In addition to the general decrease in deposit rates, the Bank’s shift in deposit mix toward core demand and savings accounts contributed to the reduction in the cost of funds. Brokered deposits decreased $56.5 million compared to March 31, 2010. At March 31, 2011, brokered deposits represented only 3.1% of total deposits.

3

Fidelity Southern Corporation
First Quarter Earnings Release
April 21, 2011
NONINTEREST INCOME
Noninterest income increased $5.2 million or 79.6% to $11.7 million for the quarter ended March 31, 2011, compared to the same period in 2010. The increase in noninterest income was the result of a $2.7 million or 82.0% increase in income from mortgage banking activities and a $2.1 million increase in income from SBA lending activities. Mortgage banking income improved as a result of higher origination volume, which increased 20.0% compared to the first quarter of 2010 to $211 million due to low interest rates and an expansion in the number of loan officers. SBA income increased because no gains on sales were recognized in the first quarter of 2010 because of new accounting guidance on asset transfers which became effective January 1, 2010, and the gains on all SBA sales were deferred for 90 days.
NONINTEREST EXPENSE
Noninterest expense for the first quarter of 2011 increased $3.5 million or 20.5% to $20.5 million compared to the same period in 2010. The increase was due primarily to higher salaries and employee benefits which increased $1.9 million or 21.8% to $10.8 million due to higher commission expense related to the increased origination volume in the mortgage division as well as an increased number of lenders in the Mortgage, SBA, Commercial, and Indirect Auto Lending divisions. Other operating expense increased $812,000 or 44.2% to $2.7 million due to higher mortgage related losses, insurance, underwriting and advertising expenses. Other real estate expense increased $289,000 or 13.3% to $2.5 million due to higher write-downs of ORE and higher foreclosure expenses.
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 23 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, Indirect automobile, and mortgage loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 3 of Fidelity Southern Corporation’s 2010 Annual Report filed on Form 10-K with the Securities and Exchange Commission.
-end-

4

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	YEAR TO DATE
	MARCH 31,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	2011	2010
INTEREST INCOME
LOANS, INCLUDING FEES	$21,891	$21,064
INVESTMENT SECURITIES	1,513	2,075
FEDERAL FUNDS SOLD AND BANK DEPOSITS	41	93

TOTAL INTEREST INCOME	23,445	23,232

INTEREST EXPENSE
DEPOSITS	4,532	6,876
SHORT-TERM BORROWINGS	175	332
SUBORDINATED DEBT	1,121	1,117
OTHER LONG-TERM DEBT	445	343

TOTAL INTEREST EXPENSE	6,273	8,668

NET INTEREST INCOME	17,172	14,564

PROVISION FOR LOAN LOSSES	5,775	3,975

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,397	10,589

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	957	1,048
OTHER FEES AND CHARGES	581	484
MORTGAGE BANKING ACTIVITIES	5,959	3,275
INDIRECT LENDING ACTIVITIES	1,186	1,036
SBA LENDING ACTIVITIES	2,232	112
SECURITIES GAINS	—	—
BANK OWNED LIFE INSURANCE	320	326
OTHER OPERATING INCOME	451	226

TOTAL NONINTEREST INCOME	11,686	6,507

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	10,822	8,884
FURNITURE AND EQUIPMENT	752	644
NET OCCUPANCY	1,135	1,090
COMMUNICATION EXPENSES	563	444
PROFESSIONAL AND OTHER SERVICES	1,192	1,038
OTHER REAL ESTATE EXPENSE	2,458	2,169
FDIC INSURANCE EXPENSE	902	886
OTHER OPERATING EXPENSES	2,651	1,839

TOTAL NONINTEREST EXPENSE	20,475	16,994

INCOME BEFORE INCOME TAX (BENEFIT) EXPENSE	2,608	102
INCOME TAX EXPENSE (BENEFIT)	766	(93)

NET INCOME	1,842	195
PREFERRED STOCK DIVIDENDS	(823)	(823)

NET INCOME (LOSS) AVAILABLE TO COMMON EQUITY	$1,019	$(628)

EARNINGS (LOSS) PER SHARE:
BASIC EARNINGS (LOSS) PER SHARE	$0.09	$(0.06)

DILUTED EARNINGS (LOSS) PER SHARE	$0.08	$(0.06)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	10,830,066	10,459,752

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	12,407,925	10,459,752

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	MARCH 31,	DECEMBER 31,	MARCH 31,
(DOLLARS IN THOUSANDS)	2011	2010	2010
ASSETS

CASH AND DUE FROM BANKS	$123,995	$47,242	$111,916
FEDERAL FUNDS SOLD	1,784	517	626

CASH AND CASH EQUIVALENTS	125,779	47,759	112,542
INVESTMENTS AVAILABLE-FOR-SALE	209,833	161,478	251,698
INVESTMENTS HELD-TO-MATURITY	12,712	14,110	18,208
INVESTMENT IN FHLB STOCK	6,542	6,542	6,767
LOANS HELD-FOR-SALE	115,005	209,898	118,271
LOANS	1,431,493	1,403,372	1,281,319
ALLOWANCE FOR LOAN LOSSES	(29,694)	(28,082)	(29,474)

LOANS, NET	1,401,799	1,375,290	1,251,845
PREMISES AND EQUIPMENT, NET	19,723	19,510	18,761
OTHER REAL ESTATE, NET	18,383	20,525	25,014
ACCRUED INTEREST RECEIVABLE	8,126	7,990	8,151
BANK OWNED LIFE INSURANCE	30,570	30,275	29,358
OTHER ASSETS	50,127	51,923	43,878

TOTAL ASSETS	$1,998,599	$1,945,300	$1,884,493

LIABILITIES

DEPOSITS:
NONINTEREST-BEARING DEMAND	$200,902	$185,614	$163,120
INTEREST-BEARING DEMAND/ MONEY MARKET	430,403	427,590	270,908
SAVINGS	418,788	398,012	449,847
TIME DEPOSITS, $100,000 AND OVER	271,817	246,317	239,285
OTHER TIME DEPOSITS	356,123	355,715	442,751

TOTAL DEPOSIT LIABILITIES	1,678,033	1,613,248	1,565,911

SHORT-TERM BORROWINGS	25,732	32,977	58,999
SUBORDINATED DEBT	67,527	67,527	67,527
OTHER LONG-TERM DEBT	70,000	75,000	50,000
ACCRUED INTEREST PAYABLE	2,284	2,973	3,200
OTHER LIABILITIES	13,468	13,064	8,082

TOTAL LIABILITIES	1,857,044	1,804,789	1,753,719

SHAREHOLDERS’ EQUITY

PREFERRED STOCK	45,799	45,578	44,916
COMMON STOCK	57,611	57,542	54,457
ACCUMULATED OTHER COMPREHENSIVE INCOME	195	458	318
RETAINED EARNINGS	37,950	36,933	31,083

TOTAL SHAREHOLDERS’ EQUITY	141,555	140,511	130,774

TOTAL LIABILITIES AND SHARE- HOLDERS’ EQUITY	$1,998,599	$1,945,300	$1,884,493

BOOK VALUE PER SHARE	$8.88	$8.81	$8.09

SHARES OF COMMON STOCK OUTSTANDING	10,777,306	10,775,947	10,614,307

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

	MARCH 31,
(DOLLARS IN THOUSANDS)	2011	2010	PERCENT CHANGE

COMMERCIAL, FINANCIAL AND AGRICULTURAL	$94,483	$103,778	(8.96)%
TAX-EXEMPT COMMERCIAL	5,099	5,300	(3.79)%
REAL ESTATE MORTGAGE — COMMERCIAL	358,357	312,654	14.62%

TOTAL COMMERCIAL	457,939	421,732	8.59%
REAL ESTATE-CONSTRUCTION	117,550	133,584	(12.00)%
REAL ESTATE-MORTGAGE	121,460	130,133	(6.66)%
CONSUMER INSTALLMENT	734,544	595,870	23.27%

LOANS	1,431,493	1,281,319	11.72%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	50,849	72,603	(29.96)%
SBA LOANS	34,156	15,668	118.00%
INDIRECT AUTO LOANS	30,000	30,000	0.00%

TOTAL LOANS HELD-FOR-SALE	115,005	118,271	(2.76)%

TOTAL LOANS	$1,546,498	$1,399,590

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	YEAR TO DATE		YEAR ENDED
	MARCH 31,		DECEMBER 31,
(DOLLARS IN THOUSANDS)	2011	2010	2010

BALANCE AT BEGINNING OF PERIOD	$28,082	$30,072	$30,072
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	93	14	883
SBA	178	79	381
REAL ESTATE-CONSTRUCTION	2,501	2,338	11,274
REAL ESTATE-MORTGAGE	105	54	656
CONSUMER INSTALLMENT	1,550	2,344	7,086

TOTAL CHARGE-OFFS	4,427	4,829	20,280
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	7	1	23
SBA	14	—	5
REAL ESTATE-CONSTRUCTION	51	61	361
REAL ESTATE-MORTGAGE	—	1	8
CONSUMER INSTALLMENT	192	193	768

TOTAL RECOVERIES	264	256	1,165

NET CHARGE-OFFS	4,163	4,573	19,115
PROVISION FOR LOAN LOSSES	5,775	3,975	17,125

BALANCE AT END OF PERIOD	$29,694	$29,474	$28,082

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	1.19%	1.45%	1.44%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	2.07%	2.30%	2.00%
NONPERFORMING ASSETS
(UNAUDITED)

	MARCH 31,		DECEMBER 31,
(DOLLARS IN THOUSANDS)	2011	2010	2010

NONACCRUAL LOANS	$72,515	$62,403	$76,545
REPOSSESSIONS	1,438	939	1,119
OTHER REAL ESTATE	18,383	25,014	20,525

TOTAL NONPERFORMING ASSETS	$92,336	$88,356	$98,189

*** INCLUDES SBA GUARANTEED AMOUNTS OF APPROXIMATELY	$4,502	$7,004	$7,818

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$—	$563	$—

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	—%	—%	—%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS, OREO AND REPOSSESSIONS	5.90%	6.20%	6.01%
DELINQUENCIES
(UNAUDITED)

(IN THOUSANDS)	Mar-11	Dec-10	Sep-10	Jun-10	Mar-10
PAST DUE (30-59)	$6,345	$9,227	$4,664	$7,618	$19,171
PAST DUE (60-89)	2,122	1,356	9,631	1,289	658
PAST DUE (90+)	—	—	—	—	563

TOTAL PAST DUE	$8,467	$10,583	$14,295	$8,907	$20,392

INDIRECT	$2,354	$4,936	$3,635	$3,958	$4,551
CONSTRUCTION	83	1,064	8,411	—	12,282
COMMERCIAL	3,958	2,075	314	—	946
SBA	764	698	—	2,911	740
OTHER	1,308	1,810	1,935	2,038	1,873

TOTAL PAST DUE	$8,467	$10,583	$14,295	$8,907	$20,392

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR TO DATE
	March 31, 2011			March 31, 2010
	Average	Income/	Yield/	Average	Income/	Yield/
(DOLLARS IN THOUSANDS)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income:
Taxable	$1,571,471	$21,840	5.63%	$1,390,060	$21,012	6.13%
Tax-exempt (1)	5,119	77	6.14%	5,319	80	6.14%

Total loans	1,576,590	21,917	5.63%	1,395,379	21,092	6.13%

Investment securities:
Taxable	175,378	1,391	3.17%	198,407	1,953	3.94%
Tax-exempt (2)	11,705	184	6.28%	11,706	181	6.21%

Total investment securities	187,083	1,575	3.38%	210,113	2,134	4.08%

Interest-bearing deposits	66,561	41	0.25%	142,443	93	0.26%
Federal funds sold	904	—	0.07%	603	—	0.06%

Total interest-earning assets	1,831,138	23,533	5.21%	1,748,538	23,319	5.41%

Noninterest-earning:
Cash and due from banks	31,879			11,515
Allowance for loan losses	(28,346)			(29,347)
Premises and equipment, net	19,689			18,197
Other real estate	21,271			24,522
Other assets	84,413			79,744

Total assets	$1,960,044			$1,853,169

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$415,771	$688	0.67%	$259,554	$559	0.87%
Savings deposits	407,759	1,121	1.11%	441,900	1,792	1.65%
Time deposits	615,735	2,723	1.79%	690,926	4,525	2.66%

Total interest-bearing deposits	1,439,265	4,532	1.28%	1,392,380	6,876	2.00%

Federal funds purchased	—	—	—	—	—	—
Securities sold under agreements to repurchase	26,683	166	2.53%	20,382	62	1.24%
Other short-term borrowings	1,000	9	3.70%	27,500	270	3.98%
Subordinated debt	67,527	1,121	6.73%	67,527	1,117	6.71%
Long-term debt	74,000	445	2.44%	50,000	343	2.78%

Total interest-bearing liabilities	1,608,475	6,273	1.58%	1,557,789	8,668	2.26%

Noninterest-bearing :
Demand deposits	188,386			153,430
Other liabilities	22,524			11,999
Shareholders’ equity	140,659			129,951

Total liabilities and shareholders’ equity	$1,960,044			$1,853,169

Net interest income / spread		$17,260	3.63%		$14,651	3.15%

Net interest margin			3.82%			3.40%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2011 and 2010 of $26,000 and $28,000, respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2011 and 2010 of $62,000 and $59,000, respectively.